Exhibit 10.3

AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of February 21, 2013 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), EXCEL MORTGAGE SERVICING, INC. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of September 21, 2012 (the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”), and the related Pricing Side Letter, dated as of September 21, 2012.  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of September 21, 2012, as the same may be further amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.  As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Definitions.  Section 2 of the Existing Master Repurchase Agreement is hereby amended by deleting the definition of “MSR Valuation” in its entirety and replacing it with the following:

“MSR Valuation” shall mean the lesser of (i) the value of the mortgage servicing rights owned by the Seller as set forth in the Seller’s most recent balance sheet as determined by the Seller as of such date in accordance with generally accepted accounting principles, (ii) the Buyer’s valuation of such mortgage servicing rights as determined by the Buyer in its good faith discretion, or (iii) a Third Party Evaluator’s valuation of such mortgage servicing rights as determined by such Third Party Evaluator; provided, that to the extend such Third Party Evaluator expresses the related valuation as a range of values, the MSR Valuation shall be deemed to be the lowest value assigned in such range.

SECTION 2.                            Reports.  Section 17(b)(5) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(5)                                 Seller shall provide the market value analysis for the MSR Valuation as determined (i) internally for each monthly fiscal period and (ii) by a Third

Party Evaluator for each quarterly fiscal period, in all instances as more particularly set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17.b (3);

SECTION 3.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by the Guarantors and duly authorized officers of the Buyer and the Seller; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.                            Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 5.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 6.                            Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 9.                            Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Master Repurchase Agreement, as amended hereby.

IN WITNESS WHEREOF, the undersigned have caused this Master Repurchase Agreement to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

Excel Mortgage Servicing, Inc., as Seller

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Impac Mortgage Holdings, Inc, as a Guarantor

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Integrated Real Estate Service Corp., as a Guarantor

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President